SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2008

TRYCERA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-30872	33-0910363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 E. Chapman Avenue, Suite 404, Orange, CA	92689
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(949) 273-4300

Forner Address:	18023 East Sky Park Circle, Suite G, Irvine, CA 92614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events.

The Board of Directors of Trycera Financial, Inc. has terminated the previously executed Letter of Intent (LOI) by and between Trycera Financial, Inc. and U.S. Social Scene, a Nevada corporation due to U.S. Social Scene’s failure to perform under the requirements of the executed agreement.

As a result of terminating the LOI, the Board of Directors has instructed the company operators to wind down all operational activities tied to prepaid debit card programs and products, sell off any specific assets tied to these activities and pursue a reverse merger with another enterprise as the next step from our original list of strategic alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trycera Financial, Inc.

Date: May 8, 2008	By:	/s/ Bryan Kenyon
Bryan Kenyon
COO